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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2003

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 (Zip Code)
(212) 325-2000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Item 5. Other Events

        On March 20, 2003, our immediate parent company, Credit Suisse First Boston, Inc. or CSFBI, transferred Credit Suisse First Boston Management Corporation to Credit Suisse First Boston (USA), Inc., or CSFB USA, as a capital contribution of $60 million, and the company was converted to the Delaware limited liability company Credit Suisse First Boston Management LLC, or Management LLC. Management LLC engages in derivatives transactions and holds a portfolio of private equity, distressed assets and real estate investments. The derivatives transactions entered into by Management LLC have historically been designed to hedge certain trading and other positions held by Credit Suisse First Boston LLC, our primary broker-dealer, or CSFB LLC. Prior to the transfer of Management LLC to CSFB USA, CSFB USA's results of operations reflected only these trading and other positions held by CSFB LLC without the offsetting effect of the related hedges maintained by Management LLC. During 2002, these unhedged positions at CSFB LLC produced significant gains and the hedges maintained by Management LLC produced significant losses, primarily due to the declining interest rate environment. We believe the transfer of Management LLC to CSFB USA should reduce CSFB USA's earnings volatility because CSFB USA's ongoing results of operations will reflect both the gains or losses from the trading and other positions and the offsetting effect of the related hedges. The transfer also represents a further integration of the Credit Suisse First Boston business unit's U.S. operations into CSFB USA's consolidated group.

        The transfer of Management LLC will be accounted for at historical cost in a manner similar to a pooling-of-interest accounting because Management LLC and CSFB USA were under the common control of CSFBI at the time of the transfer. Beginning with CSFB USA's financial statements for the first quarter of 2003, it will present restated financial information for the relevant period to reflect the results of operations and financial position of Management LLC as if CSFB USA had acquired it on November 3, 2000, the date that CSFB USA was acquired by CSFBI. This restated presentation is expected to have a significant adverse effect on CSFB USA's results of operations for prior periods, particularly for 2002. CSFB USA expects to show a restated net loss of approximately $255 million for 2002 reflecting significant losses from Management LLC. In 2002, Management LLC had a net loss of $514 million and a pre-tax loss of $786 million, consisting of approximately $550 million in pre-tax losses from the derivatives that were designed to hedge trading and other positions held by CSFB LLC and approximately $330 million in pre-tax losses from certain private equity and distressed asset investments. Because Management LLC is a part of the Credit Suisse First Boston business unit, these losses were reflected in the 2002 reported results of operations for Credit Suisse First Boston and Credit Suisse Group. At December 31, 2002, Management LLC had total assets of approximately $2.5 billion, including approximately $170 million of private equity, real estate and distressed asset investments.

        Additional information with respect to CSFB USA's results of operations and financial condition as of and for the year ended December 31, 2002 will be included in its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission in March 2003.

        We have reviewed the effect of the transfer of Management LLC to CSFB USA with Standard & Poor's, Moody's and Fitch, and we do not anticipate any adverse ratings impact from the transfer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
/s/ DAVID C. FISHER David C. Fisher Chief Accounting Officer

March 21, 2003

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  Item 5. Other Events